                                                                       EX-10.(m)

                          FINANCIAL ADVISORY AGREEMENT

         THIS AGREEMENT, made this 31st day of July, 1995, by and between CENTURY FINANCIAL PARTNERS, INC., formed under the laws of the State of California ("Century"), and ENTERTAINMENT DIGITAL NETWORK, INC., a California corporation ("EDNET").

                                   WITNESSETH:

         WHEREAS, Century, through its corporate finance and financial advisory group, is in the business of assisting selected business enterprises, on a best efforts basis, in obtaining and effectuating desired business relationships, transactions and funding;

         WHEREAS, EDNET provides a network service which allows the exchange of high quality audio, compressed video and multi-media data communications, utilizing long distance carriers; and

         WHEREAS, EDNET is interested in obtaining capital through a merger with a publicly traded shell to finance its expansion;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. RETENTION OF CENTURY. EDNET hereby engages and retains Century on an exclusive basis, and Century hereby accepts such engagement by EDNET, upon the terms and conditions hereinafter set forth. With this authorization, EDNET grants Century the exclusive right to represent the Company, on a best efforts basis, to prospective investors for financing and general corporate advisory services for a period of 3 years. EDNET further grants Century a first right of refusal to provide investment banking services for a period of 3 years. In connection with Century's activities on the Company's behalf, Century will familiarize itself with the business, operations, properties and financial condition and prospects of the Company. Century's services shall include the creation of additional awareness of the Company and sponsorship of the Company's common stock; the analysis and execution, if necessary, of various financing alternatives that will increase the Company's cash position.

         This Agreement shall continue in full force and effect until terminated by EDNET or Century upon not less than 60 days written notice of termination to the other party; provided, however, that this Agreement cannot be terminated prior to January 1, 1996 and, in the event of termination of this Agreement, Century's designee shall nevertheless be entitled to the compensation provided by paragraph 4 of this Agreement.

         2. DUTIES OF EDNET. In connection with Century's activities on EDNET's behalf, EDNET will cooperate with Century and will furnish Century with all information and data

                                       1.

concerning EDNET ("Information") which Century deems appropriate and will provide Century with access to EDNET's officers, directors, employees, independent accountants and legal counsel. EDNET represents and warrants that all information made available to Century by EDNET will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges and agrees that, in rendering its services hereunder, Century will be using and relying on the information without independent verification thereof by Century.

         3. INDEMNIFICATION. EDNET agrees to indemnify and hold harmless Century and its Partners, employees, and agents against any and all losses, claims, damages or liabilities, joint or several, to which Century or any of such persons may become subject, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or actions in respect thereof arise out of or are based upon the engagement of Century pursuant hereto, and agrees to reimburse Century and each indemnified person for all legal and other expenses reasonably incurred in connection with (including the cost of investigating or defending) such loss, claim, damage, liability, or action; provided, however, that neither Century nor any such person shall be indemnified pursuant to this paragraph for any loss, claim, damage, or liability arising out of its or his own gross negligence or bad faith. This indemnity agreement is in addition to any other rights which Century or any indemnified person may have at common law or otherwise.

         4. COMPENSATION. EDNET shall compensate Century and/or a designee of Century by:

                  (a) the grant of a five year option, to Mr. Irawan Onggara, to purchase 1,000,000 shares of common stock at $1.25 per share in the publicly traded entity upon the successful merger of EDNET into a public shell which shall be registered immediately pursuant to an S-8 Registration; and

                  (b) the investment banking services that will be rendered by Century will each be evidenced by a separate written agreement between the parties hereto.

         5. EXPENSES. It is acknowledged that in providing the services contemplated by this Agreement, Century will incur expenses, including legal, printing, travel, and communication expenses. EDNET shall reimburse Century for all expenses incurred by Century in performing its services under this Agreement, including but not limited to legal, travel and printing expenses, telephone charges, postage, courier expenses and other communication costs. All expenses in excess of $1,000 will require the approval of EDNET. Century shall bill EDNET monthly for expenses and be reimbursed for these costs and expenses within thirty (30) days after its presentation to EDNET of a detailed expense voucher.

         6. NON-EXCLUSIVITY. It is acknowledged by EDNET that Century provides the same or similar services as those being provided to EDNET pursuant to this Agreement to other persons and entities, and receives fees for providing such services. Nothing contained in this Agreement shall restrict, interfere with or otherwise limit Century's right to continue to provide

                                       2.

such services to persons and entities other than EDNET. However, while engaged by EDNET as contemplated in this Agreement, Century agrees not to advise and/or represent any other supplier of connectivity services to the entertainment industry.

         7. GOVERNING LAW. This Agreement shall be interpreted, construed and governed according to the laws of the State of California.

         8. SECTION HEADINGS. The section headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

         9. ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties hereto, or any of their officers, directors, employees, or agents with respect to all matters in this Agreement, and this Agreement constitutes the sole and entire agreement of the parties with respect thereto. Any prior representation, inducement, promise or agreement, whether oral or written, between the parties hereto, or any of their officers, directors, employees, or agents, which is not embodied herein shall be of no force or effect.

         10. BURDEN AND BENEFIT. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, personal and legal representatives, successors, and assigns.

         11. SEVERABILITY, ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or nonenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         12. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

                                       3.

         IN WITNESS WHEREOF, the parties hereunto set their hands, the day and year first above written.

                                 ENTERTAINMENT DIGITAL NETWORK, INC.,
                                 a California corporation



                                 By: /s/Tom Kobayashi
                                     ------------------------------------
                                        Tom Kobayashi, President


                                 CENTURY FINANCIAL PARTNERS, INC.,
                                 a California corporation



                                 By: /s/Russell Armstrong
                                     ------------------------------------
                                        Russell Armstrong, President


                                    4.